Exhibit 99.1

FOR IMMEDIATE RELEASE

BALLSTON SPA BANCORP, INC. COMPLETES $26 MILLION
SUBORDINATED DEBT RAISE

BALLSTON SPA, N.Y.—March 25, 2026—Ballston Spa Bancorp, Inc. (OTCQX: BSPA), holding company for Ballston Spa National Bank (collectively “BSNB”), today announced the completion of a $26 million subordinated notes offering to certain qualified institutional buyers and accredited investors. The private placement of notes will support the previously announced proposed merger with NBC Bancorp, Inc. (OTCID: NCXS), holding company for The National Bank of Coxsackie (collectively “NBC”). The majority of the net proceeds of the offering being contributed to BSNB to support the bank merger and to provide requisite capital for general corporate purposes in support of the ongoing operations of the combined bank.

The new notes have a maturity date of April 1, 2036, and carry a fixed interest rate of 7.375% through April 1, 2031, and a floating rate of 90-day average SOFR plus 378 basis points thereafter. The notes may be redeemed, in whole or in part, on or after April 1, 2031, or at any time in whole upon certain other specified regulatory events. The subordinated notes have been structured to qualify as Tier 2 capital for regulatory purposes.

The notes are not registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Griffin Financial Group LLC and Brean Capital LLC served as placement agents for the offering while Luse Gorman, PC served as legal counsel to BSNB and Stevens & Lee served as legal counsel to the placement agents.

Forward Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about BSNB or NBC’s beliefs, plans, strategies, predictions, forecasts, objectives, intentions, assumptions or expectations are not historical facts and may be forward-looking. Forward-looking statements are often, but not always, identified by such words as "believe," "expect," "anticipate," "can," "could," "may," "predict," "potential," "intend," "outlook," "estimate," "forecast," "project," "should," "will," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which may change over time. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BSNB and NBC. Such statements are based upon the current beliefs and expectations of the management of BSNB and NBC and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the reaction to the transaction of the companies' customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; credit and interest rate risks associated with BSNB’s and NBC's respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which BSNB and NBC operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks.

Any forward-looking statement speaks only as of the date on which it is made, and BSNB and NBC undertake no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Media contact or for more information:

Ballston Spa National Bank

Media:

Pamela J. Montpelier, Senior Vice President,
Growth and Experience Officer
(518) 363-8634
Pamela.Montpelier@bsnb.com

Investor Relations:

James Dodd, Executive Vice President, Chief Financial Officer

(518) 363-8651

James.Dodd@bsnb.com

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